Supplementary Memorandum of Understanding
October 15, 2004

Party A:	Hebei Weichang Man and Mongolia Minorities Autonomous County Government Yudaokou County Government
Party B:	MFC Bancorp Ltd. and its assigned affiliates

Based on the MOU dated on September 16th of 2004, Party A and Party B agree the following in this Supplementary MOU after negotiation:

1.

Based on the scope of longitude and latitude in the MOU dated on September 16th of 2004 confirmed by both parties, Party B wants to enlarge the proposed wind project area in Yudaokou County under the jurisdiction of Party A to approximately 15 square kilometers (which is about 116°50' to 116°58' of east longitude and 42°07' to 42°09' of west latitude). The exact figures will be confirmed by both parties within 60 days.

2.	The method used for confirming the proposed wind project area is in accordance with what have been described in Term 2 to Term 15 in the MOU dated on September 16th of 2004.

3.	This Supplementary MOU has equal authenticity with the MOU dated on September 16th of 2004.

Signed by:

/s/ Yang Meng
Hebei Weichang Man & Mongolia Minorities Autonomous County Government

/s/ Huang Haipeng
Yudaokou County Government

/s/ Eugene Chen
MFC Bancorp